UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2018

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On June 13, 2018, following the Company's Annual Meeting of Stockholders (the “Annual Meeting”), Ms. Winifred (“Winnie”) Park was appointed to the Board of Directors (the “Board of Directors”) of Express, Inc. (the “Company”) as a Class III director. In connection with this appointment, the Board of Directors increased the size of the Board of Directors from seven to eight directors.

Ms. Park will be entitled to the Company's standard independent director compensation arrangements described in the Company's definitive proxy statement on Schedule 14A (“Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2018, including an annual cash retainer equal to $75,000. On June 13, 2018, Ms. Park received a grant of restricted stock units having a value of $125,000 on the date of grant that will vest on May 15, 2019. The restricted stock units were granted pursuant to the 2018 Plan (as defined below) and a form of restricted stock unit agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, Ms. Park has entered into the Company's standard indemnification agreement for directors, which was filed as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on August 3, 2016. There are no arrangements or understandings between Ms. Park and any other person pursuant to which she was selected to serve on the Board of Directors, and there are no relationships between Ms. Park and the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

A copy of the Company's press release announcing the appointment of Ms. Park to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Approval of the Express, Inc. 2018 Incentive Compensation Plan

At the Annual Meeting, stockholders of the Company approved the Express, Inc. 2018 Incentive Compensation Plan (the “2018 Plan”). For a description of the terms and conditions of the 2018 Plan, see “Proposal No. 4: Approval of the Express, Inc. 2018 Incentive Compensation Plan” in the Proxy Statement, which description is incorporated herein by reference. The description of the 2018 Plan contained in the Proxy Statement is qualified in its entirety by reference to the full text of the 2018 Plan which is set forth in Exhibit 10.1 to the Form S-8 (“S-8”) filed by the Company with the SEC on June 13, 2018 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
Set forth below are the voting results for each of the matters submitted to a vote of the Company's stockholders at the Annual Meeting.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Class II directors:
	Michael F. Devine	64,899,234	903,815	10,116	4,176,325
	David Kornberg	64,902,117	902,215	8,833	4,176,325
	Mylle Mangum	64,580,820	1,224,535	7,810	4,176,325

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Advisory vote to approve executive compensation (Say-on-Pay).	61,741,868	4,025,219	46,078	4,176,325

		Votes For	Votes Against	Abstentions
3.	Ratification of PricewaterhouseCoopers LLP as Express, Inc.'s independent registered public accounting firm for 2018.	69,048,104	921,864	19,522

		Votes For	Votes Against	Abstentions	Broker Non-Votes
4.	Approval of the Express, Inc. 2018 Incentive Compensation Plan.	58,726,046	7,072,491	14,628	4,176,325

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1+	Form of Restricted Stock Unit Agreement for Directors.
10.2	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on August 3, 2016).
10.3+	Express, Inc. 2018 Incentive Compensation Plan (incorporated by reference from Exhibit 10.1 to the S-8).
99.1	Press Release, dated June 14, 2018.
+ Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: June 14, 2018	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel and Secretary